                                                                EXHIBIT 10(a)

                               AMENDMENT NO. 2 TO
                                CREDIT AGREEMENT


          THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") dated as of July__, 1998, by and among DYERSBURG CORPORATION, a Tennessee corporation ("Parent"), DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership ("DFLP"), UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership (UKLP"), IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership ("IQLP"), and ALAMAC KNIT FABRICS, INC., a Delaware corporation ("Alamac"; Parent, DFLP, UKLP, IQLP and Alamac referred to collectively herein as the "Borrowers"), the banks and other financial institutions listed on the signature pages hereof (such banks and other financial institutions referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for the Lenders (the "Agent"), and SUNTRUST BANK, ATLANTA, in its capacity as collateral agent for the Agent and the Lenders (the "Collateral Agent").


                              W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders, the Agent and the Collateral Agent are parties to a certain Credit Agreement dated as of August 27, 1997, as amended by Amendment No. 1 to Credit Agreement dated as of September 26, 1997 (as so amended, the "Credit Agreement"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, the Borrowers have requested, and the Lenders have agreed, that the Credit Agreement be amended to make certain modifications therein, all as more specifically set forth below;

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

          1.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term and accompanying definition in proper alphabetical order:

          "Year 2000 Issues" shall mean the actual and anticipated costs, claims, losses, liabilities, delays, and other consequences associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of the Borrowers and the other Consolidated Companies and in respect of their respective customers, suppliers and vendors affects the business, operations, liabilities, prospects, and financial condition of the Borrowers and the other Consolidated Companies.

          1.2 Article VI of the Credit Agreement is hereby amended by adding an additional Section 6.30 thereto as follows:

          SECTION 6.30. YEAR 2000 ISSUES. The Borrowers and the other Consolidated Companies have made a full and complete assessment of the Year 2000 Issues and have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, the Borrowers do not reasonably anticipate that Year 2000 Issues will have a Materially Adverse Effect.

          1.3 Section 7.07 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (s) thereof, (ii) re-lettering existing subsection (t) thereof as subsection (u), and (iii) adding a new subsection (t) as follows:

          (t) (i) Simultaneously with the delivery of each set of annual and quarterly financial statements referred to in Sections 7.07(a) and (b) in respect of any period ending on or before March 31, 2000, a statement of the president or chief financial officer of the Parent to the effect that nothing has come to the Borrowers' attention to cause any of them to believe that the hardware and software systems of the Borrowers and the other Consolidated Companies will not be Year 2000 compliant on a timely basis in accordance with the Year 2000 plan previously delivered to the Lenders, (ii) within twenty (20) Business Days after any of the Borrowers becomes aware of any deviations from the Year 2000 plan previously delivered to the Lenders that would cause compliance with such plan to be delayed or not achieved in any material respect, a statement of the president or chief financial officer of the Parent setting forth the details thereof and the action that the Borrowers are taking or propose to take with respect thereto, and (iii) promptly upon the receipt thereof, a copy of any third party assessments of the Year 2000 plan of any of the Consolidated Companies, together with any recommendations made by such third party with respect to Year 2000 compliance; and

          1.4 Section 7.09 of the Credit Agreement is hereby amended by deleting subsections (a), (b), and (c) thereof, and substituting in lieu thereof the following subsections (a), (b), and (c):


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          (a) Fixed Charge Coverage. Maintain as of the last day of each Fiscal
     Quarter, commencing with the first Fiscal Quarter of Fiscal Year 1998, a minimum Fixed Charge Coverage Ratio as shown below for each Fiscal Quarter during the periods indicated:

                                                            Minimum Fixed Charge
       Period                                                  Coverage Ratio
       ------                                               --------------------
       3rd Fiscal Quarter of Fiscal                               1.00:1.00
       Year 1998 through the
       3rd Fiscal Quarter of
       Fiscal Year 1999

       4th Fiscal Quarter of Fiscal                               1.05:1.00
       Year 1999 through the
       3rd Fiscal Quarter of
       Fiscal Year 2000

       4th Fiscal Quarter of Fiscal                               1.20:1.00
       Year 2000 and thereafter

     Notwithstanding the definition of Fixed Charge Coverage Ratio, for the first three Fiscal Quarters of Fiscal Year 1998, the Fixed Charge Coverage Ratio shall be calculated for the period commencing on October 4, 1997 and ending on such date.

          (b) Interest Coverage. Maintain as of the last day of each Fiscal Quarter, commencing with the first Fiscal Quarter of Fiscal Year 1998, a minimum Interest Coverage Ratio as shown below for each Fiscal Quarter during the periods indicated:

                                                              Minimum Interest
       Period                                                  Coverage Ratio
       ------                                               --------------------
       3rd Fiscal Quarter of Fiscal                               1:20:1.00
       Year 1998 through the
       3rd Fiscal Quarter of
       Fiscal Year 1999

       4th Fiscal Quarter of Fiscal                               1.20:1.00
       Year 1999 through the
       3rd Fiscal Quarter of
       Fiscal Year 2000


       4th Fiscal Quarter of Fiscal                                  1.40:1.00
       Year 2000 through the
       3rd Fiscal Quarter of
       Fiscal Year 2001

       4th Fiscal Quarter of Fiscal                                  1.50:1.00
       Year 2001 and thereafter

     Notwithstanding the definition of Interest Coverage Ratio, for the first three Fiscal Quarters of Fiscal Year 1998, the Interest Coverage Ratio shall be calculated for the period commencing on October 4, 1997 and ending on such date.

          (c) Adjusted Funded Debt Coverage. Maintain as of the last day of each Fiscal Quarter, commencing with the first Fiscal Quarter of Fiscal Year 1998, a maximum Adjusted Funded Debt Coverage Ratio as shown below for each Fiscal Quarter during the periods indicated:

                                                        Maximum Adjusted Funded
                                                              Debt Coverage
       Period                                                      Ratio
       ------                                            -----------------------
       3rd Fiscal Quarter of Fiscal                              4.90:1.00
       Year 1998 through the
       3rd Fiscal Quarter of
       Fiscal Year 1999

       4th Fiscal Quarter of Fiscal                              4.50:1.00
       Year 1999 through the
       3rd Fiscal Quarter of
       Fiscal Year 2000

       4th Fiscal Quarter of Fiscal                              4.00:1.00
       Year 2000 through the
       3rd Fiscal Quarter of
       Fiscal Year 2001

       4th Fiscal Quarter of Fiscal                              3.50:1.00
       Year 2001 and thereafter


     Notwithstanding the definition of Adjusted Funded Debt Coverage Ratio, for the first three Fiscal Quarters of Fiscal Year 1998, Consolidated EBITDAR shall be calculated on an annualized basis for the period commencing on October 4, 1997 and ending on such date (i.e., for the calculation on the last day of the first Fiscal Quarter of Fiscal Year 1998, Consolidated EBITDAR shall be calculated for such period and multiplied by four, for the calculation on the last day of the second Fiscal Quarter of Fiscal Year 1998, Consolidated EBITDAR shall be calculated for such period and multiplied by two, and for the calculation on the last day of the third Fiscal Quarter of Fiscal Year 1998, Consolidated EBITDAR shall be calculated for such period and multiplied by 4/3rds).

          1.5 Article VII of the Credit Agreement is hereby amended by adding a new Section 7.14 thereto as follows:

          SECTION 7.14. YEAR 2000 COMPLIANCE. Take, and cause the other Consolidated Companies to take, all actions reasonably necessary to implement the Year 2000 plan previously delivered to the Lenders and otherwise to avoid the existence or occurrence of a Materially Adverse Effect as a result of Year 2000 Issues. Upon request by any Lender or the Agent, the Borrowers will provide the Lenders a written updated description of the Year 2000 compliance program for the Consolidated Companies. The Borrowers will promptly advise the Lenders and the Agent of any reasonably anticipated Materially Adverse Effect as a result of any Year 2000 Issues.

          1.6 Section 8.06 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following
Section 8.06:

          SECTION 8.06. SALE AND LEASEBACH TRANSACTIONS. Sale or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions (i) occurring after the date of this Agreement as are (x) described in Section 8.01(g), or (y) permitted by Section 8.01(c), or (ii) in respect of textile manufacturing equipment purchased after the date of this Agreement in an amount not to exceed $5,000,000.

          1.7 Section 11.02 of the Credit Agreement is hereby amended by deleting clause (vi) of the first sentence of such Section in its entirety and substituting in lieu thereof the following clause (vi) in the first sentence of
Section 11.02:

          (vi) agree to release any of the Collateral from the Lien of the Security Documents or any funds in the L/C Cash Collateral Account, to the extent securing the Obligations, or to release any Guarantor from its obligations under any Guaranty Agreement (provided, that no agreement to any such release shall be required from any Lenders in connection with (x) any sale and leaseback transaction permitted by Section 8.06, or (y) the transactions described in connection with an Asset Sale (including a sale of Pledged Stock) that is made at a time when Borrower has satisfied the requirements set forth in Section 8.03 with respect to such sale), or

          SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written (the "Effective Date") when this Amendment shall have been executed and delivered by the Borrowers, Lenders constituting the Required Lenders as provided in the Credit Agreement, the Agent and the Collateral Agent.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each of the Borrowers, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agents as follows:

          3.1 The execution, delivery and performance by the Borrowers of this Amendment are within the Borrowers' organizational powers, have been duly authorized by all necessary organizational action (including any necessary shareholder or partner action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational documents of any Borrower or any indenture, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          3.2 This Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms.

          3.3 No Default or Event of Default has occurred and is continuing as of the Effective Date.

          SECTION 4. SURVIVAL. Each of the foregoing representations and warranties and each of the representations and warranties made in the Credit Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrowers under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent or the Collateral Agent.

          SECTION 5. NO WAIVER, ETC. The Borrowers hereby agree that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. The Borrowers hereby further agree that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, the Borrowers acknowledge and agree that they have no knowledge of any defenses, counterclaims, offsets or objections against any Lender with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.

          SECTION 6. AFFIRMATION OF COVENANTS. The Borrowers hereby affirm and restate as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

          SECTION 7. RATIFICATION OF CREDIT AGREEMENT. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All references to the Credit Agreement contained in all Credit Documents shall be deemed to refer to the Credit Agreement as amended hereby.

          SECTION 8. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and permitted assigns.

          SECTION 9. COSTS, EXPENSES AND TAXES. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Collateral Agent with respect thereto and with respect to advising the Agent and the Collateral Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent, the Collateral Agent, and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 10. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

          SECTION 11. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                    DYERSBURG CORPORATION


                                    By: /s/ William S. Shropshire, Jr.
                                        Name:  William S. Shropshire, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                    DYERSBURG FABRICS LIMITED
                                    PARTNERSHIP, I, A TENNESSEE LIMITED
                                    PARTNERSHIP

                                    By: Dyersburg Fabrics Inc., its sole general
                                        partner


                                    By: /s/ William S. Shropshire, Jr.
                                        Name:  William S. Shropshire, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                    UNITED KNITTING LIMITED
                                    PARTNERSHIP, I, A TENNESSEE LMITED
                                    PARTNERSHIP

                                    By: United Knitting, Inc., its sole general
                                     partner


                                    By: /s/ William S. Shropshire, Jr.
                                        Name:  William S. Shropshire, Jr.
                                        Title: Secretary and Treasurer

                                    IQUE LIMITED PARTNERSHIP, I, A
                                    TENNESSEE LIMITED PARTNERSHIP

                                    By: IQUE, Inc., its sole general partner


                                    By: /s/ William S. Shropshire, Jr.
                                        Name:  William S. Shropshire, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                    ALAMAC KNIT FABRICS, INC.


                                    By: /s/ William S. Shropshire, Jr.
                                        Name:  William S. Shropshire, Jr.
                                        Title: Vice President and Secretary


                                    SUNTRUST BANK, ATLANTA,
                                    INDIVIDUALLY AND AS AGENT AND COLLATERAL
                                    AGENT


                                    By: /s/ Laura Kahn
                                        Name:  Laura Kahn
                                        Title: Senior Vice President


                                    By: /s/ Brenda Zino
                                        Name:  Brenda Zino
                                        Title: Banking Officer


                                    FIRST UNION NATIONAL BANK


                                    By: /s/ D. C. Hauglid
                                        Name:  David C. Hauglid
                                        Title: Vice President

                                    WACHOVIA BANK, N.A.


                                    By: /s/ Timothy R. Hileman
                                        Name:  Timothy R. Hileman
                                        Title: Senior Vice President


                                    CENTURA BANK


                                    By: /s/ Stephen B. Draper
                                        Name:  Stephen B. Draper
                                        Title: Capital Markets Manager


                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEEN BANK B.A.,
                                    "RABOBANK NEDERLAND", NEW YORK
                                    BRANCH


                                    By: /s/ Theodore W. Cox
                                        Name:  Theodore W. Cox
                                        Title: Vice President


                                    By: /s/ W. Jeffrey Vollack
                                        Name:  W. Jeffrey Vollack
                                        Title: Senior Vice President


                                    NATIONAL CITY BANK OF KENTUCKY


                                    By: /s/ Kevin L. Anderson
                                        Name:  Kevin L. Anderson
                                        Title: Vice President

                                    NATIONSBANK, N.A.


                                    By: /s/ E. Phifer Helms
                                        Name:  E. Phifer Helms
                                        Title: Senior Vice President


                                    THE FIJI BANK, LIMITED, NEW
                                    YORK BRANCH


                                    By:
                                        Name:
                                        Title:


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By: /s/ William L. Otott, Jr.
                                        Name:  William L. Otott, Jr.
                                        Title: Vice President


                                    THE CHASE MANHATTAN BANK


                                    By: /s/ James A. Knight
                                        Name:  James A. Knight
                                        Title: Vice President